Exhibit 10.37.2

Cortland Bancorp

2015 Director Equity Plan

Restricted Stock Award Agreement

Cortland Bancorp, an Ohio corporation, hereby grants Restricted Stock in accordance with Cortland Bancorp’s 2015 Director Equity Plan to                              (the “Participant”), subject to the terms and conditions of the 2015 Director Equity Plan and this Restricted Stock Award Agreement.  Terms defined in the 2015 Director Equity Plan are used in this Restricted Stock Award Agreement as they are defined in the 2015 Director Equity Plan.

1.Number of Shares of Restricted Stock Subject to the Award.  The number of shares of Cortland Bancorp common stock awarded under this Restricted Stock Award Agreement is              shares, along with shares issuable after the effective date of this Restricted Stock Award Agreement as a stock dividend or stock split or issuable because of another form of change in the capital structure of Cortland Bancorp.

2.Effective Date of the Award.  The date of this Award and the effective date of this Restricted Stock Award Agreement is                     , 20       .

3.The Award is Conditional and is Subject to Forfeiture.  The only condition to unrestricted ownership of the shares awarded by this Restricted Stock Award Agreement that must be satisfied by the Participant is that the Participant must maintain continuous service with Cortland Bancorp or a Related Entity for            years after the effective date.  Until the                     , 20       vesting date, the Restricted Stock awarded by this Restricted Stock Award Agreement will be held by Cortland Bancorp as escrow agent and will be unvested.  If the Participant maintains continuous service with Cortland Bancorp or a Related Entity until the                          , 20      vesting date, the Award will be fully vested and non-forfeitable on that date and the Participant will then possess all right, title, and interest in the shares.  If the Participant does not maintain continuous service with Cortland Bancorp or a Related Entity until the vesting date, the Award will be forfeited in its entirety by the Participant effective as of the date the Participant’s service terminates, unless in its sole discretion the board of directors elects to accelerate the Participant’s vesting in and right to all or a portion of the Award when the Participant’s service terminates.  However, if a Change in Control occurs before the vesting date and if the Participant maintains continuous service with Cortland Bancorp or a Related Entity through the date of the Change in Control, on the date of the Change in Control the Award will be fully vested and non-forfeitable and the Participant thereafter will possess all right, title, and interest in the shares.

4.The Shares of Restricted Stock Subject to the Award Are Not Transferable as Long as the Award Is Subject to Forfeiture.  Until the shares of Restricted Stock subject to the Award are vested and non-forfeitable in accordance with section 3, the Participant is not permitted to sell, transfer, pledge, assign, or otherwise alienate or hypothecate any of the shares or any interest in the shares.  Until then, Cortland Bancorp is entitled to disregard any attempt by the Participant to sell, transfer, pledge, assign, or otherwise alienate or hypothecate any of the shares or any interest in the shares, and any such sale, transfer, pledge, assignment, or other alienation or hypothecation is void and of no force or effect.

5.Rights as a Stockholder.  Except as may be otherwise provided in this Restricted Stock Award Agreement, as the record holder of the shares of Restricted Stock subject to the Award the Participant has all of the associated rights of a stockholder under Ohio law and Cortland Bancorp’s Articles of Incorporation and Code of Regulations, including the right to exercise voting power and the right to cash dividends if, as, and when declared by Cortland Bancorp’s board of directors.

6.The 2015 Director Equity Plan Governs.  The Award and this Restricted Stock Award Agreement are subject to the terms and conditions of the 2015 Director Equity Plan, as well as any rules of the board of directors under the 2015 Director Equity Plan.  The Participant acknowledges having received a copy of the 2015 Director Equity Plan.  The Participant represents that he or she is familiar with the terms and provisions of the 2015 Director Equity Plan.  The Participant accepts this Award subject to all the terms and provisions of the 2015 Director Equity Plan.  The Participant agrees to accept as binding, conclusive, and final all decisions or interpretations of Cortland Bancorp’s board of directors having to do with the 2015 Director Equity Plan or this Restricted Stock Award Agreement.

7.Certificates.  Provided book entry registration is allowed by Cortland Bancorp’s Articles of Incorporation and Code of Regulations, instead of issuing certificates representing shares of common stock awarded by this Restricted Stock Award Agreement, Cortland Bancorp may record the Participant’s ownership of the shares using a book entry system.  If certificates are issued, they will bear such restrictive legends as Cortland Bancorp deem necessary or desirable.

8.Entire Agreement.  This Restricted Stock Award Agreement and the 2015 Director Equity Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties concerning the subject matter and constitute the sole agreement between the parties relating to the subject matter.  All prior negotiations and agreements between the parties concerning the subject matter of this Restricted Stock Award Agreement are merged in this Restricted Stock Award Agreement.  Each party to this Restricted Stock Award Agreement acknowledges that no representations, inducements, promises, or agreements concerning the Restricted Stock have been made by any party or by anyone acting on behalf of any party that are not contained in this Restricted Stock Award Agreement or in the 2015 Director Equity Plan.  Each party acknowledges that any agreement, statement, or promise concerning the Restricted Stock that is not contained in this Restricted Stock Award Agreement or the 2015 Director Equity Plan is not valid, is not binding, and is of no force or effect.

9.Modification.  No change or modification of this Restricted Stock Award Agreement is valid or binding upon the parties unless the change or modification is in writing and is signed by the parties.  However, Cortland Bancorp may change or modify this Restricted Stock Award Agreement without the Participant’s consent or signature if in its sole discretion Cortland Bancorp determines that the change or modification is necessary for purposes of compliance with or exemption from the requirements of the Internal Revenue Code of 1986, including but not limited to section 409A of the Internal Revenue Code of 1986, or any regulations or other Department of Treasury guidance of general application issued under the Internal Revenue Code of 1986.  Cortland Bancorp may amend the 2015 Director Equity Plan to the extent permitted by the 2015 Director Equity Plan.

10.Headings.  The headings in this Restricted Stock Award Agreement are solely for convenience of reference and do not affect the interpretation of this Restricted Stock Award Agreement.

11.Notice.  All notices, requests, and other communications hereunder must be in writing and will be considered duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.  If to Cortland Bancorp, notice must be given to Cortland Bancorp, 194 West Main Street, Cortland, Ohio 44410, Attention: Chief Financial Officer, or to such other address as Cortland Bancorp designates to the Participant in writing.  If to the Participant, notice may be given to the Participant at the Participant’s address appearing on the signature page of this Restricted Stock Award Agreement, or to such other address as the Participant designates in writing to Cortland Bancorp.

12.Taxes.  The Participant is hereby advised to consult immediately with his or her own tax advisor about the tax consequences of this Restricted Stock Award Agreement, the method and timing for filing an election to include this Award in income under section 83(b) of the Internal Revenue Code of 1986, and the tax consequences of that election.  By executing this Restricted Stock Award Agreement, the Participant agrees that if the Participant makes an election to include the Award in income under section 83(b) of the Internal Revenue Code of 1986, the Participant will provide Cortland Bancorp with written notice of the election in accordance with the regulations under section 83(b) of the Internal Revenue Code of 1986.

13.No Registration Rights.  The Participant acknowledges and agrees that Cortland Bancorp and its Related Entities are under no obligation to register the Participant’s offer and sale of the shares awarded under this Restricted Stock Award Agreement under the Securities Act of 1933 or the securities laws of any state.

In Witness Whereof, Cortland Bancorp has caused this Restricted Stock Award Agreement to be executed by its duly authorized officer as of the date specified in section 1, and the Participant has duly executed this Restricted Stock Award Agreement as of the date specified in section 1 and consents to and approves all of its terms.

ParticipantCortland Bancorp

By:
Print Name:	Print Name:
Its:

2

Residence Address:

                , Ohio

3